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                                                                    EXHIBIT 99.1

                                  (Letterhead)




                                           August 15, 2003





George H. Glatfelter II
Chairman and Chief Executive Officer
P. H. Glatfelter Company
Suite 500
York, PA  17401

Dear George:

      I have thoroughly enjoyed serving on the Glatfelter Board of Directors, but I have concluded that it is now appropriate for me to resign from the Board. This will allow me to spend more time on family and community matters.

      In light of this decision, please accept my resignation effective immediately. I am sending a copy of this letter to the Corporate Secretary so that it may be lodged with other Board material. Please let me know what additional steps, if any, you wish me to take.

                                                     Sincerely,

                                                     /s/ Patricia G. Foulkrod

                                                         Patricia G. Foulkrod

Cc:  M. R. Mueller, Secretary